EXHIBIT 99.1

       American Spectrum Realty Reports Second Quarter Results

             Three Properties Acquired During the Quarter

                     Rental Revenue Increased 29%

    HOUSTON--(BUSINESS WIRE)--Aug. 9, 2007--American Spectrum Realty, Inc. ("the Company") (AMEX:AQQ), a real estate investment and management company whose headquarters are located in Houston, Texas, announced today its results for the second quarter of 2007.

    Rental revenue increased 28.7%, for the second quarter of 2007 in comparison to the second quarter of 2006. This increase was primarily attributable to $1,162,000 in revenue generated from two retail properties and one multi-tenant industrial property acquired during the second quarter of 2007 and three office properties acquired during the second quarter of 2006. Greater revenues from properties owned for the full quarters ended June 30, 2007 and June 30, 2006 accounted for the remaining increase of $602,000. The increase in revenues from the properties owned for the full quarters ended June 30, 2007 and June 30, 2006 was primarily due to an increase in overall occupancy and rental rates. The weighted average occupancy of the Company's properties increased from 88% at June 30, 2006 to 91% at March 31, 2007. The weighed average occupancy of the Company's properties decreased to 88% at June 30, 2007, principally due to the second quarter 2007 acquisition of the industrial property. The industrial property, which consists of approximately 400,000 square feet of leasable area, was 73% leased when acquired. Rental revenue from the acquired properties has been included in the Company's results since their respective dates of acquisition. All of the acquired properties are located in Texas, one of the Company's core-markets.

    The loss from continuing operations for the three months ended June 30, 2007 was $1.3 million compared to income from continuing operations of $250,000 for the three months ended June 30, 2006. The income from continuing operations recorded during the second quarter of 2006 included a gain on extinguishment of debt of $1.8 million.

    Net loss for the quarter ended June 30, 2007 was $1.3 million, or $0.94 per share, compared to net loss of $6.9 million, or $4.93 per share, for the second quarter of 2006. The net loss recorded during the second quarter of 2006 included a $7.1 million loss from discontinued operations related to deferred income tax expense. The Company had no income or losses from discontinued operations for the quarter ended June 30, 2007.

    Net loss for the six months ended June 30, 2007 was $2.4 million, or $1.77 per share, compared to net income of $10.4 million, or $7.46 per share, for the six months ended 2006. The net income recorded during the six months ended June 30, 2006 included income from discontinued operations of $12.2 million and a gain on extinguishment of debt of $1.8 million. The Company had no income or losses from discontinued operations for the six months ended June 30, 2007.

    American Spectrum Realty, Inc. is a real estate investment and management company that owns 29 office, industrial and retail properties aggregating over 2.5 million square feet in California, Texas, Arizona, South Carolina and the Midwest. Publicly traded on the American Stock Exchange since November 2001, American Spectrum Realty's business plan focuses on expansion of office and industrial property investments in California, Texas and Arizona.

    Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.

    - Financial Tables Follow -



                    AMERICAN SPECTRUM REALTY, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except per share amounts)
                             (Unaudited)

                        ----------------------------------------------
                         Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------------------------------
                           2007        2006        2007        2006
                        ----------------------------------------------
REVENUES:
Rental revenue         $    7,904  $    6,140  $   15,168  $   11,717
Interest and other
 income                        21          74          58         148
                        ----------  ----------  ----------  ----------
   Total revenues           7,925       6,214      15,226      11,865
                        ----------  ----------  ----------  ----------

EXPENSES:
Property operating
 expense                    3,324       2,854       6,327       5,350
General and
 administrative             1,023       1,004       1,750       1,924
Depreciation and
 amortization               3,126       2,766       6,102       5,227
Interest expense            3,118       2,369       5,716       4,554
                        ----------  ----------  ----------  ----------
   Total expenses          10,591       8,993      19,895      17,055
                        ----------  ----------  ----------  ----------

OTHER INCOME:
Gain on extinguishment
 of debt                        -       1,849           -       1,849
                        ----------  ----------  ----------  ----------
   Total other income           -       1,849           -       1,849
                        ----------  ----------  ----------  ----------

Net loss from
 continuing operations
 before deferred income
 tax and minority
 interest                  (2,666)       (930)     (4,669)     (3,341)

Deferred income tax
 benefit                    1,168       1,218       1,860       1,218
                        ----------  ----------  ----------  ----------

Net (loss) income from
 continuing operations
 before minority
 interest                  (1,498)        288      (2,809)     (2,123)

Minority interest
 (share from continuing
 operations)                  195         (38)        369         283
                        ----------  ----------  ----------  ----------

Net (loss) income from
 continuing operations     (1,303)        250      (2,440)     (1,840)

Discontinued
 operations:
  Loss from
   discontinued
   operations                   -           -           -         (65)
  Gain on sale of
   discontinued
   operations                   -           -           -      22,349
  Deferred income tax
   expense                      -      (8,196)          -      (8,196)
  Minority interest             -       1,093           -      (1,875)
                        ----------  ----------  ----------  ----------
    (Loss) income from
     discontinued
     operations                 -      (7,103)          -      12,213
                        ----------  ----------  ----------  ----------

    Net (loss) income  $   (1,303) $   (6,853) $   (2,440) $   10,373
                        ==========  ==========  ==========  ==========

Basic and diluted per
 share data:
    Net (loss) income
     from continuing
     operations        $    (0.94) $     0.18  $    (1.77) $    (1.32)
    (Loss) income from
     discontinued
     operations                 -       (5.11)          -        8.78
                        ----------  ----------  ----------  ----------
    Net (loss) income  $    (0.94) $    (4.93) $    (1.77) $     7.46
                        ==========  ==========  ==========  ==========

Basic weighted average
 shares used            1,380,221   1,390,488   1,378,512   1,391,289




                                             June 30,     December 31,
                                               2007           2006
                                           ------------   ------------

Real estate held for investment, net      $     195,448  $     172,813
Cash                                                777          1,166
Total assets                                    212,445        190,182
Notes payable, including premiums               181,429        155,036
Total liabilities                               194,047        168,798
Total stockholders' equity                       12,857         15,339

    CONTACT: American Spectrum Realty, Inc., Houston
             Chairman, President and CEO
             William J. Carden, 713-706-6200